Rover Reports First Quarter 2023 Financial Results
•First quarter revenue increased to $41.1 million, up 48% year-over-year
•Gross booking value (GBV) of $209.4 million, up 36% year-over-year
•Total bookings of 1.5 million, up 27% year-over-year
•Company raises full year 2023 guidance
SEATTLE, May 8, 2023 (GLOBE NEWSWIRE) -- Rover Group, Inc. (“Rover” or the “Company”) (NASDAQ: ROVR), the world’s largest online marketplace for pet care, today announced financial results for the first quarter ended March 31, 2023.
“We had an excellent start to 2023 - delivering revenue growth of 48% while significantly expanding margins year over year," said Rover co-founder and CEO, Aaron Easterly. "Our team’s strong execution across a broad range of functional areas while remaining focused on managing expenses has resulted in a significant flow through of incremental revenue to the bottom line. We drove meaningful booking volume on the platform while increasing expected customer lifetime value. Looking ahead, we remain focused on achieving profitable growth, sustaining our momentum outside the United States, improving our customer experience and expanding our product portfolio.”
First Quarter 2023 Highlights:
•Revenue increased 48% to $41.1 million, compared to $27.8 million in Q1 2022.
•GBV grew 36% to $209.4 million, compared to $153.7 million in Q1 2022.
•Total Bookings increased 27% to 1.5 million, compared to 1.2 million in Q1 2022. New bookings increased 16% to 208,000, compared to 179,000 in Q1 2022. Repeat bookings increased 29% to 1.3 million, compared to 1.0 million in Q1 2022.
•GAAP net loss and net loss margin were $4.7 million and 11%, compared to a GAAP net loss and net loss margin of $8.1 million and 29% in Q1 2022.
•Adjusted EBITDA and Adjusted EBITDA margin were $0.6 million and 1%, compared to $(4.8) million and (17)% in Q1 2022.
Outlook
"We are excited by our first quarter performance and are raising our full year guidance incorporating this beat. With more than 80% of our revenue anticipated in the balance of the year, much of our performance is still in front of us," said Charlie Wickers, Rover CFO. "We expect that if a recession is milder or occurs later than we modeled, it may result in incremental upside to our new, increased guidance."

Second Quarter 2023
•Revenue
◦Rover anticipates revenue in the range of $51 - $53 million.
•Adjusted EBITDA
◦Rover anticipates Adjusted EBITDA in the range of $3 - $5 million.
Raised Full Year 2023

•Revenue
◦Rover anticipates revenue in the range of $207 - $217 million, a year-over-year increase of 22% at the midpoint of the projected range.
•Adjusted EBITDA

◦Rover anticipates Adjusted EBITDA in the range of $29 - $34 million, a 15% margin at the midpoint of the projected range.
Both the low and high ends of guidance incorporate the impact of macroeconomic headwinds, including a mild to moderate recession, public health concerns and travel disruptions. The updated guidance range also incorporates a full year of normalized marketing expenses and operating costs compared to a partial year of each in 2022.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Rover has not provided the most directly comparable forward-looking GAAP measure to its Adjusted EBITDA and Adjusted EBITDA margin guidance or a reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable GAAP measure as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, income tax, change in fair value, and gain or loss from equity method investments. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable. Accordingly, a reconciliation of these forward-looking non-GAAP metrics to their corresponding GAAP equivalent is not available without unreasonable effort. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond Rover's control, Rover is also unable to predict their probable significance. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "Non-GAAP Financial Measures" below.
Share Repurchase Program
On February 27, 2023, Rover announced that its board of directors approved a share repurchase program with authorization to purchase up to $50 million of Rover's Class A common stock (exclusive of broker commissions and expenses) for a period of 12 months. From commencement of purchasing shares in mid-March through May 3, 2023, Rover repurchased and retired approximately 1.7 million shares for an aggregate amount of approximately $7.4 million (excluding brokers' commissions), including 720,097 shares for an aggregate amount of approximately $3.0 million (excluding brokers' commissions) through March 31, 2023.
About Rover
Founded in 2011 and based in Seattle, Rover (NASDAQ: ROVR) is the world’s largest online marketplace for pet care. Rover connects pet parents with pet care providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, and drop-in visits. To learn more about Rover, please visit https://www.rover.com.
Conference Call and Webcast Information
Rover will host a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss its first quarter 2023 financial results and provide commentary on business performance. The conference call may be accessed by registering at the following link: https://register.vevent.com/register/BIbf74774648584e24ae7e7ac1a8b461f8. Once registered, you will be provided with a dial-in and conference ID.

This call will contain forward-looking statements and other material information regarding Rover’s financial and operating results.
The live webcast and this earnings press release can be accessed from Rover’s investor relations website at https://investors.rover.com/, along with an Investor Presentation and Non-GAAP Reconciliation Supplement posted under the “News & Events-Presentations” section of the same website address. A webcast replay will be available at the same website address shortly after the conclusion of the live event and will be accessible for at least 90 days.
Available Information
Rover announces material information to the public about the Company, its products and services and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts, its website (www.rover.com), and its investor relations website (https://investors.rover.com). Rover uses these channels, as well as social media, including its Twitter account (@RoverDotCom), its LinkedIn account (https://www.linkedin.com/company/roverdotcom/), and its YouTube page (https://www.youtube.com/roverdotcom), to communicate with investors and the public news and developments about Rover and other matters and in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. Rover encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Forward-Looking Statements
This press release and the earnings call referenced in this press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to: Rover’s expectations or predictions of future financial, operational or business performance or conditions, including guidance and projections for the second quarter of 2023 and full year 2023, future growth and profitability expectations, and marketing and operating expense expectations; growth and expansion opportunities outside the United States; expected customer lifetime value trends; customer acquisition and customer experience goals; product portfolio expansion; macroeconomic, public health, and travel trends; and Rover's intention to implement a program to purchase up to $50 million of its Class A common stock. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "believe," "may," "will," "continue," "anticipate," "target," "assume," "expect," "would," "project," "focus," "achieve," "sustain," "improve," "expand," or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, public health trends and general macroeconomic and geopolitical conditions and the resulting impact on Rover's business and operations, Rover's ability to retain existing and acquire new pet parents and pet care providers, the success of Rover's marketing strategies and investments, competition, investments in new products or offerings, Rover's brand and reputation, other legal and regulatory developments, and Rover's ability to execute the repurchase program which is dependent on, among other things, developments or changes in economic or market conditions and the securities markets, fluctuations in the trading volume and market price of the Class A common stock, the effects of macroeconomic conditions, Rover's cash commitments, the nature of other acquisition or investment opportunities, Rover's cash flows from operations, and other factors. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see those risks and uncertainties included under the caption "Risk Factors" and elsewhere in Rover's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Rover’s other filings with the SEC which are available, free of charge, on the SEC’s website at www.sec.gov and available on the investor relations page of Rover’s website at https://investors.rover.com/. Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this release and in the attachments is as of the date hereof and is based on then-current expectations, estimates, forecasts, and projections and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.
The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release.
Definitions
•A booking is defined as a single arrangement between a pet parent and pet care provider on the Rover services marketplace, which can be for a single night or multiple nights for overnight services, or for a single walk/day/drop-in or multiple walks/days/drop-ins for daytime services. New bookings is defined as the total number of first-time bookings that new users, which Rover refers to as pet parents, book on our platform in a period. Repeat bookings are defined as the total number of bookings from pet parents who have ever had a previous booking on Rover, inclusive of pet parents who had their first booking within the same quarter.
•Gross Booking Value, or GBV, represents the dollar value of bookings on the Rover services marketplace during a period, prior to cancellations, and is inclusive of pet care provider earnings, service fees, add-ons, taxes, and alterations, and is exclusive of tips and Rover's other ancillary revenue streams.
Non-GAAP Financial Measures

To supplement Rover's condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Rover uses non-GAAP financial measures in this earnings release and/or its related earnings call, including Adjusted EBITDA, Adjusted EBITDA margin, Contribution, Contribution margin, and non-GAAP operating expenses (collectively, the “Non-GAAP Financial Measures”), each as defined below. A reconciliation of the historical Non-GAAP Financial Measures to their most directly comparable historical GAAP financial measures is presented in tabular form at the end of this release immediately following the GAAP financial statements. The Non-GAAP Financial Measures are supplemental measures of Rover's performance that are neither required by, nor presented in accordance with, GAAP. The Non-GAAP Financial Measures have limitations as an analytical tool, which limitations are described below, and you should not consider them in isolation, or as a substitute for, GAAP financial measures.
Rover uses the Non-GAAP Financial Measures to evaluate the health of its business, measure its operating performance, identify trends, prepare financial forecasts and make strategic decisions, including those related to operating expenses, and as a means to evaluate period-to-period comparisons. Rover considers the Non-GAAP Financial Measures to be important measures because they help illustrate underlying trends in its business and its historical operating performance on a more consistent basis.
Rover believes that these Non-GAAP Financial Measures, when taken together with their corresponding comparable GAAP financial measure, provide meaningful supplemental information to investors as they provide a basis for period-to-period comparisons of Rover's business by excluding the effect of certain non-cash and cash gains, expenses, losses and variable charges that may not be indicative of its recurring core business, results of operations, or outlook. Rover believes these Non-GAAP Financial Measures are useful to investors because they (1) allow for greater transparency with respect to key metrics used by management in its financial, operational and strategic decision-making and in assessing the health of Rover's business and operating performance, (2) are used by Rover's institutional investors and the analyst community to help them analyze the health of Rover's business, (3) allow investors and others to understand and evaluate Rover's operating results in the same manner as Rover's management and board of directors, and (4) provide a reasonable basis for comparing Rover's ongoing results of operations and those of other companies.
Examples of the limitations of the Non-GAAP Financial Measures include:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect changes in, or cash requirements for, Rover's working capital needs;
•Adjusted EBITDA excludes certain restructuring and acquisition and merger-related charges, some or all of which may be settled in cash;
•Adjusted EBITDA and non-GAAP operating expenses exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring non-cash expense in Rover's business as it grows as a company and an important part of its compensation strategy;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which consists primarily of realized and unrealized gains and losses on foreign currency transactions and realized gains and losses from the change in fair value of investments and financial instruments and sales of such investments;
•Adjusted EBITDA does not reflect period-to-period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA and non-GAAP general and administrative expense exclude certain legal settlements that may reduce cash available to Rover;
•these measures exclude significant expenses and income that are required by GAAP to be recorded in Rover's financial statements;
•these measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these Non-GAAP Financial Measures; and
•Rover's calculation of these Non-GAAP Financial Measures may differ from similarly titled non-GAAP financial measures, if any, reported by Rover's peer companies, or those peer companies may use other measures to calculate their financial performance, and therefore Rover's use of the Non-GAAP Financial Measures may not be directly comparable to similarly titled measures of other companies.

To compensate for these limitations, management presents the Non-GAAP Financial Measures in conjunction with GAAP results. Rover encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view the Non-GAAP Financial Measures in conjunction with their respective related GAAP financial measures. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result such information may be presented differently in Rover's future earnings releases and filings with the SEC.
The Non-GAAP Financial Measures are not indicative of Rover's overall results, an indicator of past or future financial performance, a financial measure of total company profitability, and are not intended to be used as a proxy for total company profitability nor imply profitability for Rover's business. Also, in the future Rover may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Rover's presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Rover defines Adjusted EBITDA as net income (loss) excluding depreciation and amortization, stock-based compensation expense, interest expense, interest income, change in fair value, net, other income (expense), net, income tax expense or benefit, certain acquisition and merger-related costs, gain or loss from equity method investments, and non-routine items such as investment impairment (if any), restructuring costs (if any), transaction-related expenses (if any), and certain legal settlements (if any). Adjusted EBITDA margin as presented in the reconciliation table below is Adjusted EBITDA for a period divided by revenue for the same period.
Rover defines Contribution as gross profit (loss) plus amortization of intangible assets and amortization of internally developed software, or IDS, included in cost of revenue (exclusive of depreciation and amortization shown separately). Gross profit (loss) is defined as revenue less cost of revenue (exclusive of depreciation and amortization shown separately) and amortization of intangible assets. Gross profit margin is calculated by dividing gross profit (loss) for a period by revenue for the same period. Contribution margin is calculated by dividing Contribution for a period by revenue for the same period.
GAAP operating expenses consist of operations and support expense, marketing expense, product and development expense, and general and administrative expense. Rover defines Non-GAAP operating expenses as GAAP operating expenses excluding the non-cash expenses arising from the grant of stock-based awards, and in the case of non-GAAP general and administrative expense, excluding certain legal settlements (if any). These non-GAAP operating expenses are also presented as a percentage of revenue, which is calculated by dividing the specific non-GAAP operating expense for a period by revenue for the same period.

ROVER GROUP, INC.

Key Business Metrics
(Bookings and users in thousands, GBV dollars in millions, ABV and per-user metrics in units)
(unaudited)

	Three Months Ended March 31,

	2023	2022
Bookings
New Bookings	208	179
Repeat Bookings	1,268	984
Total Bookings	1,476	1,163
GBV	$209.4	$153.7
ABV(1)	$142	$132

Total active users(2)	645	518
GBV per user	$325	$297

Recognized take rate(3)	23.2%	22.0%
Cancellation rate(4)	11.6%	12.7%

(1)ABV, or average booking value, defined as GBV divided by Total bookings.
(2)Active user defined as unique pet owner with at least one booking in period.
(3)Recognized take rate defined as (Revenue + change in Deferred revenue) divided by GBV.
(4)Cancellation rate defined as Cancelled bookings value divided by GBV.

ROVER GROUP, INC.

Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,

	2023	2022
Revenue	$41,120	$27,824
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	10,780	7,848
Operations and support	7,029	5,355
Marketing	9,338	7,331
Product development	7,297	6,633
General and administrative	12,362	11,540
Depreciation and amortization	1,478	1,696
Total costs and expenses	48,284	40,403
Loss from operations	(7,164)	(12,579)
Other income (expense), net:
Interest income	2,423	139
Interest expense	(18)	(18)
Change in fair value of other investments	314	—
Change in fair value of derivative warrant liabilities	—	4,579
Other income (expense), net	104	(256)
Total other income (expense), net	2,823	4,444
Loss before income taxes and equity method investments	(4,341)	(8,135)
Provision for income taxes	(1)	(11)
Loss from equity method investments, net of tax	(314)	—
Net loss	$(4,656)	$(8,146)
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.05)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	184,365	179,671

ROVER GROUP, INC.

Condensed Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$76,120	$58,875
Short-term investments	176,427	191,347
Accounts receivable, net	70,523	53,181
Notes receivable from related parties	1,810	1,810
Prepaid expenses and other current assets	11,929	6,829
Total current assets	336,809	312,042
Property and equipment, net	19,409	19,518
Operating lease right-of-use assets	18,324	18,871
Intangible assets, net	6,370	6,865
Goodwill	36,915	36,915
Deferred tax asset, net	1,378	1,306
Long-term investments	12,118	22,463
Other noncurrent assets	366	281
Total assets	$431,689	$418,261
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,823	$5,354
Accrued compensation and related expenses	4,032	6,644
Accrued expenses and other current liabilities	23,858	22,694
Deferred revenue	12,926	5,544
Pet parent deposits	51,356	40,783
Pet care provider liabilities	2,978	3,319
Operating lease liabilities, current portion	2,478	2,727
Total current liabilities	102,451	87,065
Operating lease liabilities, net of current portion	21,470	22,208
Other noncurrent liabilities	858	714
Total liabilities	124,779	109,987
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of March 31, 2023 and December 31, 2022; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 990,000 shares authorized as of March 31, 2023 and December 31, 2022; 185,241 and 184,526 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	19	18
Additional paid-in capital	657,355	651,659
Accumulated other comprehensive loss	(447)	(1,098)
Accumulated deficit	(350,017)	(342,305)
Total stockholders’ equity	306,910	308,274
Total liabilities and stockholders’ equity	$431,689	$418,261

ROVER GROUP, INC.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,

	2023	2022
OPERATING ACTIVITIES
Net loss	$(4,656)	$(8,146)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,505	4,310
Depreciation and amortization	3,234	3,428
Non-cash operating lease costs	547	588
Change in fair value of other investments	(314)	—
Change in fair value of derivative warrant liabilities	—	(4,579)
Net (accretion) amortization of investment (discounts) premiums	(1,406)	23
Deferred income taxes	(44)	—
Loss on disposal of property and equipment	53	7
Loss from equity method investments	314	—
Changes in operating assets and liabilities:
Accounts receivable	(17,342)	(193)
Prepaid expenses and other current assets	(5,095)	(2,166)
Other noncurrent assets	(86)	52
Accounts payable	(535)	(515)
Accrued expenses and other current liabilities	(1,460)	(2,050)
Deferred revenue and pet parent deposits	17,956	15,097
Pet care provider liabilities	(341)	(6,274)
Operating lease liabilities	(987)	(676)
Other noncurrent liabilities	144	(18)
Net cash used in operating activities	(5,513)	(1,112)
INVESTING ACTIVITIES
Purchases of property and equipment	(181)	(297)
Capitalization of internal-use software	(2,022)	(1,732)
Purchases of available-for-sale securities	(48,549)	(123,642)
Maturities of available-for-sale securities	75,814	—
Net cash provided by (used in) investing activities	25,062	(125,671)
FINANCING ACTIVITIES
Proceeds from exercise of stock options and issuance of common stock	1,846	2,353
Redemption of stock warrants	—	(7)
Repurchases of common stock	(3,056)	—
Taxes paid related to settlement of equity awards	(1,129)	(393)
Net cash (used in) provided by financing activities	(2,339)	1,953
Effect of exchange rate changes on cash and cash equivalents	35	(24)
Net increase (decrease) in cash and cash equivalents	17,245	(124,854)
Cash and cash equivalents, beginning of period	58,875	278,904
Cash and cash equivalents, end of period	$76,120	$154,050
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$15	$—
Cash paid for interest	—	—
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment in accounts payable and accrued liabilities	3	—
Reclassification of certain derivative warrant liabilities to equity upon exercise	—	15,356
Stock-based compensation capitalized to internal-use software	475	—

ROVER GROUP, INC.

Adjusted EBITDA Reconciliation
(in thousands)
(unaudited)

	Three Months Ended March 31,

	2023	2022
Revenue	$41,120	$27,824
Adjusted EBITDA reconciliation:
Net loss	$(4,656)	$(8,146)
Add (deduct):
Depreciation and amortization (1)	3,234	3,428
Stock-based compensation expense (2)	4,505	4,310
Interest expense	18	18
Interest income	(2,423)	(139)
Change in fair value, net (3)	(314)	(4,579)
Other income (expense), net	(104)	256
Provision for income taxes	1	11
Loss from equity method investments, net of tax	314	—
Acquisition and merger-related costs (4)	—	80
Adjusted EBITDA	$575	$(4,761)
Net loss margin (5)	(11%)	(29%)
Adjusted EBITDA margin (6)	1%	(17%)
__________________
(1)Depreciation and amortization includes amortization expense related to capitalized internal use software, which is recognized as cost of revenue (exclusive of depreciation and amortization shown separately) in the condensed consolidated statements of operations.
(2)Stock-based compensation expense includes equity granted to employees as well as non-employee directors.
(3)Change in fair value, net includes the mark-to-market adjustments related to the Warrant liabilities in connection with the deSPAC transaction and the change in fair value of an equity method investment.
(4)Acquisition and merger-related costs include accounting, legal, consulting and travel-related expenses incurred in connection with the Caravel merger and other business combinations.
(5)Net loss margin is net loss for a period divided by revenue for the same period.
(6)Adjusted EBITDA margin is Adjusted EBITDA for a period divided by revenue for the same period.

ROVER GROUP, INC.

Other Non-GAAP Financial Measures Reconciliations
(in thousands, except for percentages)
(unaudited)

	Three Months Ended March 31,
	2023		2022
	Amount	%	Amount	%
Revenue	$41,120	100%	$27,824	100%
Less: Cost of revenue (exclusive of depreciation and amortization shown separately)	(10,780)		(7,848)
Less: Amortization of intangible assets	(495)		(736)
Gross profit	29,845		19,240
Gross profit margin	73%		69%
Add: Amortization of intangible assets	495		736
Add: Internally developed software amortization included in Cost of revenue (exclusive of depreciation and amortization shown separately)	1,756		1,732
Non-GAAP contribution	$32,096		$21,708
Non-GAAP contribution margin (1)	78%		78%

Operations and support expense	$7,029	17%	$5,355	19%
Less: Stock-based compensation expense	(428)	(1)	(348)	(1)
Non-GAAP operations and support expense	$6,601	16%	$5,007	18%

Marketing expense	$9,338	23%	$7,331	26%
Less: Stock-based compensation expense	(263)	(1)	(251)	(1)
Non-GAAP marketing expense	$9,075	22%	$7,080	25%

Product development expense	$7,297	18%	$6,633	24%
Less: Stock-based compensation expense	(1,098)	(3)	(1,390)	(5)
Non-GAAP product development expense	$6,199	15%	$5,243	19%

General and administrative expense	$12,362	30%	$11,540	41%
Less: Stock-based compensation expense	(2,716)	(7)	(2,321)	(8)
Non-GAAP general and administrative expense	$9,646	23%	$9,219	33%

(1)Non-GAAP Contribution margin is calculated by dividing Non-GAAP Contribution for a period by revenue for the same period.

Contacts:

MEDIA
pr@rover.com
Kristin Sandberg
(360) 510-6365

INVESTORS
walter.ruddy@rover.com
Walter Ruddy
(206) 715-2369